UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2021

DRIVEN BRANDS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39898 (Commission File Number)	47-3595252 (I.R.S. Employer Identification No.)

440 South Church Street, Suite 700
Charlotte, North Carolina 28202
(Address of principal executive offices) (Zip Code)

(704) 377-8855
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K filed by Driven Brands Holdings Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 15, 2021 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company's 2021 Annual Meeting of Stockholders held on June 9, 2021 (the “2021 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers (“Say on Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d)

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say on Pay vote held at the 2021 Annual Meeting, 156,269,637 shares voted for one year, 2,129 shares voted for two years, 7,544 shares voted for three years, 42,259 shares abstained and there were 1,971,450 broker non-votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s board of directors in the proxy statement for the 2021 Annual Meeting, that the Company will hold future Say on Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay votes. The next advisory vote regarding the frequency of Say on Pay votes is required to occur no later than the Company’s 2027 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2021

DRIVEN BRANDS HOLDINGS INC.

By:	/s/ Scott O’Melia
Name:	Scott O’Melia
Title:	Executive Vice President, General Counsel and Secretary